UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, TradeStation Group, Inc. (the "Company") entered into a Management Continuity Agreement (each, an "Agreement" and, collectively, the "Agreements") with three of the Company's Section 16 officers, namely, David H. Fleischman (Chief Financial Officer, Vice President of Finance, and Treasurer), Joseph Nikolson (President and Chief Operating Officer of TradeStation Securities, Inc., the Company's principal operating subsidiary) and Marc J. Stone (General Counsel, Vice President of Corporate Development, Secretary, and director of the Company's operating subsidiaries) (each, an "Executive"). Each of the Agreements was in the form attached hereto as Exhibit 1. Each Agreement provides for potential severance payments during the 100-day period following a Change in Control, as that term is defined in the Agreements, in an amount equal to up to two years of Executive's annual compensation. The Agreements do not commit the Company to retain any Executive's services for any fixed period of time, do not provide for severance payments unless the Company undergoes a Change in Control, and do not represent new hires or appointments, as each Executive has been serving in his current positions for several years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

December 9, 2005	By:	/s/ Salomon Sredni

Name: Salomon Sredni
Title: President & Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

1	Form of Management Continuity Agreement